UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2020

J2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

700 S. Flower Street, 15th Floor

Los Angeles, California 90017

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	The Nasdaq Stock Market LLC

*Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 7, 2020, J2 Global, Inc. (the “Company”) completed the issuance and sale of $750 million aggregate principal amount of its 4.625% senior notes due 2030 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Act”) (the “Offering”). The Notes were sold pursuant to a purchase agreement, dated October 2, 2020 (the “Purchase Agreement”), among the Company, the guarantors party thereto (the “Guarantors”) and Barclays Capital Inc. and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers (the “Initial Purchasers”).

The Company estimates that the net proceeds from the Offering are approximately $742.4 million, after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the Offering to redeem the existing $650 million aggregate principal amount of 6.0% senior notes due 2025 (the “2025 Notes”) of the Company’s wholly-owned subsidiaries, J2 Cloud Services, LLC (“J2 Cloud”) and J2 Cloud Co-Obligor, Inc. (“J2 Cloud Co-Obligor”). The Company expects to use the remainder of the net proceeds from the offering for general corporate purposes, which may include acquisitions and the repurchase or redemption of other outstanding indebtedness.

Indenture

The Notes are governed by an indenture dated as of October 7, 2020 (the “Indenture”), between the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 4.625% per annum, payable semiannually in arrears in cash on April 15 and October 15 of each year, commencing on April 15, 2021. The Notes mature on October 15, 2030, and are senior unsecured obligations of the Company.

The Company may redeem some or all of the Notes at any time on or after October 15, 2025 at specified redemption prices plus accrued and unpaid interest, if any, to, but excluding the redemption date. Before October 15, 2023, and following certain equity offerings, the Company also may redeem up to 40% of the Notes at a price equal to 104.625% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding the redemption date. In addition, at any time prior to October 15, 2025, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus an applicable “make-whole” premium.

The Indenture contains covenants that will, amongst other things, limit the Company’s ability to (i) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (ii) make certain restricted payments; (iii) create liens or enter into sale and leaseback transactions; (iv) enter into transactions with affiliates; (v) merge or consolidate with another company; and (vi) transfer and sell assets. These covenants include certain exceptions.

A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is only a summary and is qualified in its entirety by the terms of the Indenture (including the Form of Note).

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

6.0% senior notes due 2025

On October 7, 2020, J2 Cloud and J2 Cloud Co-Obligor notified U.S. Bank National Association, as trustee (the “2017 Trustee”) under the indenture, dated as of June 27, 2017 (the “2017 Indenture”), among J2 Cloud, J2 Cloud Co-Obligor and the 2017 Trustee, governing the 2025 Notes that J2 Cloud and j2 Co-Obligor would redeem the 2025 Notes and satisfy and discharge (the “Satisfaction and Discharge”) the 2017 Indenture using the net proceeds from the offering of the Notes.

On October 7, 2020, J2 Cloud and J2 Cloud Co-Obligor deposited sufficient funds with the 2017 Trustee to fund the redemption of the outstanding aggregate principal amount of the 2025 Notes, to pay the redemption premium due in respect of the redemption of the 2025 Notes and to pay accrued and unpaid interest on the 2025 Notes to, but excluding, the redemption date (the principal, premium and interest collectively referred to herein as the “Redemption Price”), which will be December 7, 2020 (the “Redemption Date”). The 2017 Trustee has acknowledged that the Satisfaction and Discharge of the 2017 Indenture was effective on October 7, 2020. The Redemption Price will be paid to holders of the 2025 Notes on the Redemption Date.

Credit Agreement

On October 2, 2020, J2 Cloud provided notice of termination of the credit agreement, dated as of January 7, 2019, by and among J2 Cloud, the lenders from time to time party thereto and MUFG Union Bank N.A., effective on October 7, 2020, upon completion of the Offering.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On October 7, 2020, J2 Cloud and J2 Cloud Co-Obligor delivered a notice of redemption for all of the outstanding 2025 Notes to U.S. Bank National Association, as trustee, and to the holders of the 2025 Notes. The redemption of the 2025 Notes is expected to occur on the Redemption Date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of October 7, 2020, between the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (including Form of Note due 2030).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date: October 7, 2020	By:	/s/ Jeremy Rossen
Jeremy Rossen
Executive Vice President, General Counsel